UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 17, 2020

Hudson Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

New York

(State or Other Jurisdiction of Incorporation)

1-13412	13-3641539
(Commission File Number)	(IRS Employer Identification No.)

PO Box 1541, 1 Blue Hill Plaza, Pearl River, New York	10965
(Address of Principal Executive Offices)	(Zip Code)

(845) 735-6000

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HDSN	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 17, 2020, Hudson Technologies, Inc. (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, due to recent market turmoil, Nasdaq has filed a rule change tolling the compliance period for bid price requirements through June 30, 2020. As a result, the requirement of the Company to regain compliance with a minimum bid price of at least $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Rule”), has been extended from July 27, 2020 to October 12, 2020.

As previously disclosed, on August 1, 2019, the Company received a letter from the Listing Qualifications Department of Nasdaq indicating that, based upon the closing bid price of the Company’s common stock (the “Common Stock”) for the prior 30 consecutive business days, the Company no longer met the requirement to maintain a minimum bid price of at least $1.00 per share, as set forth in the Rule. The Company was provided a period of 180 calendar days, or until January 28, 2020, in which to regain compliance with the minimum bid price requirement.

Also, as previously disclosed, on January 30, 2020, the Company received notice from Nasdaq indicating that, while the Company has not regained compliance with the minimum bid price requirement, the staff of Nasdaq (the “Staff”) has determined that the Company is eligible for an additional 180-day period, or until July 27, 2020, to regain compliance. The Staff’s determination was based on (i) the Company meeting the continued listing requirement for market value of its publicly held shares and all other applicable initial listing standards for the Nasdaq Capital Market, with the exception of the bid price requirement, and (ii) the Company providing written notice to Nasdaq of its intent to cure the deficiency during this second compliance period by effecting a reverse stock split, if necessary. If at any time during this second, 180-day period the closing bid price of the Company’s Common Stock is at least $1.00 per share for at least a minimum of 10 consecutive business days, the Staff will provide written confirmation of compliance. If compliance cannot be demonstrated by July 27, 2020 (now extended to October 12, 2020), Nasdaq will provide written notification to the Company that its Common Stock will be subject to delisting. At that time, the Company may appeal the delisting determination to a Nasdaq hearings panel. There can be no assurance that the Company will regain compliance with the Rule or maintain compliance with other Nasdaq continued listing requirements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2020

HUDSON TECHNOLOGIES, INC.

By:	/s/ Nat Krishnamurti
Name: Nat Krishnamurti
Title: Chief Financial Officer & Secretary

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